EXHIBIT 23.2

Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in Registration Statements on Form S-8 (File Nos. 333-41863, 333-72841, 333-76817) of Mechanical Technology Incorporated of our reports on the consolidated financial statements of SatCon Technology Corporation dated December 4, 2001, included in this Amendment No. 1 to the Annual Report on Form 10-K of Mechanical Technology Incorporated for the year ended September 30, 2001.

/s/ Arthur Andersen LLP

Boston, Massachusetts

March 29, 2002